UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2024
____________________________
OWLET, INC.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 North Ashton Boulevard, Suite 300 Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)
(844) 334-5330
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01 Other Events.

On June 14, 2024, the Board of Directors of Owlet, Inc. (the “Company”) set August 16, 2024 as the date for its 2024 annual meeting of stockholders (the “2024 Annual Meeting”) with a June 27, 2024 record date for the determination of stockholders entitled to receive notice of and vote at the 2024 Annual Meeting. The time and location of the 2024 Annual Meeting will be specified in the Company’s proxy statement. Because the date of the 2024 Annual Meeting is more than 30 days after the anniversary of the Company’s 2023 annual meeting of stockholders, the Company is hereby notifying its stockholders that the deadline for submitting stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, has changed from the deadline disclosed in the Company’s 2023 proxy statement. The new deadline is June 28, 2024. In order for a stockholder proposal to be included in the Company’s 2024 proxy materials, the proposal must be in writing to the Company’s Chief Legal Officer at the Company’s principal executive offices and received by that date, and the proposal must otherwise comply with all of the requirements of Rule 14a-8. The deadlines for proposals or director nominations submitted pursuant to the Company’s Bylaws as currently in effect remain unchanged from those disclosed in the Company’s 2023 proxy statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owlet, Inc.

Date: June 18, 2024	By:	/s/ Kathryn R. Scolnick
	Name:	Kathryn R. Scolnick
	Title:	Chief Financial Officer